Exhibit 99.2

NEWS RELEASE

Geokinetics Announces Second Quarter 2012 Earnings Release and Conference Call Schedule

HOUSTON, TEXAS — August 7, 2012 — Geokinetics Inc. (NYSE AMEX: GOK) today announced plans to release its second quarter 2012 financial results on Thursday, August 9, 2012 after the market closes. In conjunction with the release, Geokinetics has scheduled a conference call that will be broadcast live over the Internet for Friday, August 10, 2012 at 10:00 a.m. EDT (9:00 a.m. CDT).

What: Geokinetics Second Quarter 2012 Earnings Conference Call

When: Friday, August 10, 2012 at 10:00 a.m. EDT (9:00 a.m. CDT)

How: Live via telephone by dialing (866) 825-1692 for domestic callers or (617) 213-8059 for international callers, in both cases using pass code 67177440, and asking for the Geokinetics call a few minutes prior to the start time, or live over the Internet on Geokinetics’ website at http://www.geokinetics.com under Investor Relations.

A telephonic replay will be available through August 17, 2012 by calling (888) 286-8010 for domestic callers or (617) 801-6888 for international callers, both cases using pass code 53939456. A webcast archive will also be available at http://www.geokinetics.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Richard F. Miles, Chief Executive Officer, by dialing (713) 850-7600.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to its international and North American clients. For more information on Geokinetics, visit http://www.geokinetics.com